Exhibit 23.1

Consent of Independent
Registered Public Accounting Firm

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-81801) pertaining to the Republic Services 401(k) Plan of our report dated June 11, 2004, with respect to the financial statements and schedules of the Republic Services 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP

Fort Lauderdale, Florida,
June 29, 2004